SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2002

NEXT LEVEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27877	99-3342408

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6085 State Farm Drive, Rohnert Park, California 94928

(Address of principal executive offices) (Zip Code)

(787) 584-6820

(Registrants’ telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6
EXHIBIT 99.7

ITEM 5. Other Events.

     On December 18, 2002, Next Level Communications, Inc. (the “Company”) and Motorola, Inc. (“Motorola”) entered into a Securities Purchase Agreement whereby Motorola purchased 26,506 shares of the Series A-2 Convertible Preferred Stock of the Company (“Series A-2 Preferred”) at a per share purchase price of $830.00, for a total purchase price of approximately $22 million. The total purchase price consisted of (i) the cancellation of $10 million under the Credit Agreement (Multi-Draw Term Loan Facility), dated as of May 16, 2001 between the Company and Motorola, as amended, and (ii) cash in the amount of $12 million. Each share of Series A-2 Preferred is initially convertible into 1,000 shares of the Company’s common stock; is entitled to cumulative dividends at an annual rate of 7.5%, payable in cash or additional shares of Series A-2 Preferred; and is entitled to a liquidation preference of $2,075.00 per share in the event of insolvency or dissolution of the Company, in the event of certain change in control, merger or consolidation events and in the event of sales or transfers of a material portion of Company’s assets outside the ordinary course of business. Holders of Series A-2 Preferred may vote their shares together with holders of Common Stock on an as-converted to common stock basis, and certain material actions require the consent of holders of a majority of the Series A-2 Preferred. In connection with the issuance of the Series A-2 Preferred, the Company granted Motorola a warrant to purchase 7,951,807 shares of the Company’s common stock which is currently exercisable with an exercise price of $0.83 per share and a warrant to purchase 220,000 shares of the Company’s common stock which is exercisable after December 18, 2007 with an exercise price of $2.00 per share. The warrants expire on December 17, 2007 and December 17, 2012, respectively.

     Also on December 18, 2002, the Company amended the terms of its outstanding Series A Convertible Preferred Stock (“Series A Preferred”) and Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”) to (i) remove the provision allowing for redemption at the option of the holder of Series A Preferred or Series A-1 Preferred, as the case may be, after June 25, 2007, and (ii) amend the events under which the holder of Series A Preferred or Series A-1 Preferred, as the case may be, is entitled to a liquidation preference. As amended, the Series A Preferred and Series A-1 Preferred contain substantially identical terms as the Series A-2 Preferred.

ITEM 7. Financial Statements and Exhibits.

     (c)  The following exhibits are filed as part of this Report:

99.1	Securities Purchase Agreement, dated as of December 18, 2002, between Next Level Communications, Inc. and Motorola, Inc.

99.2	Amendment No. 2, dated as of December 18, 2002 to Registration Rights Agreement, dated as of June 25, 2002, as amended by Amendment No. 1 dated as of September 26, 2002 between Next Level Communications, Inc. and Motorola, Inc.

99.3	Form of Warrant A-2 001.

99.4	Form of Warrant A-2 002.

99.5	Amended Certificate of Designation for Series A Convertible Preferred Stock dated as of December 17, 2002.

99.6	Amended Certificate of Designation for Series A-1 Convertible Preferred Stock, dated as of December 17, 2002.

99.7	Certificate of Designation for Series A-2 Convertible Preferred Stock, dated as of December 17, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2002

NEXT LEVEL COMMUNICATIONS, INC.

By:	/s/ Keith A. Zar Keith A. Zar Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibits

     The following exhibits are filed as part of this Report:

99.1	Securities Purchase Agreement, dated as of December 18, 2002, between Next Level Communications, Inc. and Motorola, Inc.

99.2	Amendment No. 2, dated as of December 18, 2002 to Registration Rights Agreement, dated as of June 25, 2002, as amended by Amendment No. 1 dated as of September 26, 2002 between Next Level Communications, Inc. and Motorola, Inc.

99.3	Form of Warrant A-2 001.

99.4	Form of Warrant A-2 002.

99.5	Amended Certificate of Designation for Series A Convertible Preferred Stock dated as of December 17, 2002.

99.6	Amended Certificate of Designation for Series A-1 Convertible Preferred Stock, dated as of December 17, 2002.

99.7	Certificate of Designation for Series A-2 Convertible Preferred Stock, dated as of December 17, 2002.